PREFERRED STOCK SUBSCRIPTION AGREEMENT




                                    between

                            The TJX Companies, Inc.

                                  as Issuer

                                      and

                             Melville Corporation,

                                 as Subscriber



                         Dated as of November 17, 1995












                               TABLE OF CONTENTS


1.    Definitions............................................................1
            1.1.  Incorporation of Purchase Agreement Definitions............1
            1.2.  Cross Reference Table......................................1
            1.3.  Certain Definitions........................................2

2.    issuance of preferred shares...........................................3
            2.1.  Issuance...................................................3
            2.2.  Time and Place of Closing..................................3
            2.3.  Delivery...................................................3

3.    Representations and Warranties of Issuer...............................3
            3.1.  Corporate Matters, etc.....................................3
            3.2.  Litigation, etc............................................6
            3.3.  Disclosure.................................................6
            3.4.  Change in Condition........................................6
            3.5.  Tax Matters................................................8

4.    Representations and Warranties of Subscriber...........................9
            4.1.  Corporate Matters..........................................9
            4.2.  Authorization and Enforceability...........................9
            4.3.  Non-Contravention, etc.....................................9
            4.4.  Investment Intent.........................................10
            4.5.  Litigation................................................11

5.    Access to Premises and Information....................................11

6.    Conditions to the Obligation to Close of Issuer.......................11
            6.1.  Representations, Warranties and Covenants.................12
            6.2.  Conditions under Purchase Agreement.......................12
            6.3.  Other Agreements..........................................12

7.    Conditions to the Obligation to Close of subscriber...................12
            7.1.  Representations, Warranties and Covenants.................12
            7.2.  Conditions under Purchase Agreement.......................13
            7.3.  Other Agreements..........................................13
            7.4.  Opinion of Counsel........................................13

8.    Miscellaneous.........................................................13
            8.1.  Entire Agreement; Waivers.................................13
            8.2.  Amendment or Modification.................................13
            8.3.  Survival..................................................13
            8.4.  Knowledge.................................................14
            8.5.  Successors and Assigns....................................14
            8.6.  Notices...................................................14
            8.7.  Headings, etc.............................................15
            8.8.  Third-Party Beneficiaries.................................15
            8.9.  Preparation for Closing...................................15
            8.10. Counterparts..............................................15
            8.11. Governing Law.............................................15
            8.12. Termination...............................................15



                                   EXHIBITS

Exhibit A - Certificate of Designation of Series D Cumulative Preferred Stock

Exhibit B - Certificate of Designation of Series E Cumulative Preferred Stock


                    PREFERRED STOCK SUBSCRIPTION AGREEMENT


      This Preferred Stock Subscription Agreement (this "Agreement") is made as of the 17th day of November, 1995, between The TJX Companies, Inc., a Delaware corporation (the "Issuer"), and Melville Corporation, a New York corporation (the "Subscriber").

                                   Recitals

      1. Issuer and Subscriber are parties to a Stock Purchase Agreement dated as of October 14, 1995 (as amended, the "Purchase Agreement") pursuant to which Issuer has agreed to purchase from the Subscriber, and the Subscriber has agreed to sell to Issuer, all of the issued and outstanding shares of capital stock (the "Target Shares") of Marshalls of Roseville, Minn., Inc., a Minnesota corporation.

      2. As part of the Purchase Price for the Target Shares, Issuer has agreed to issue and sell to the Subscriber, and the Subscriber has agreed to acquire and accept from Issuer, the Preferred Shares (as defined below).

                                   Agreement

      Therefore, in consideration of the foregoing and the mutual agreements and covenants set forth below and in the Purchase Agreement, the parties hereto hereby agree as follows:

1.    Definitions.  For purposes of this Agreement:

      1.1. Incorporation of Purchase Agreement Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the same meanings herein as the meanings ascribed to such terms in the Purchase Agreement.

      1.2. Cross Reference Table. The following terms defined in this Agreement in the Sections set forth below shall have the respective meanings therein defined:

           Term                                   Definition

"Conversion Shares"                               Section 3.1.2
"Issuer"                                          Preamble
"Purchase Agreement"                              Recitals
"Securities Act"                                  Section 4.4(b)
"Subscriber"                                      Preamble
"Target Shares"                                   Recitals

      1.3. Certain Definitions. The following terms shall have the following meanings:

            1.3.1. Common Stock. The term "Common Stock shall mean the Common Stock, par value $1 per share, of Issuer.

            1.3.2. Commission. The term "Commission shall mean the Securities and Exchange Commission.

            1.3.3. Exchange Act. The term "Exchange Act shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            1.3.4. Exchange Act Documents. The term "Exchange Act Documents shall mean each of the following:

                  (i) Issuer's Annual Reports on Form 10-K for each of its fiscal years ended January 28, 1995, January 29, 1994 and January 30, 1993;

                  (ii) Issuer's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 29, 1995 and July 29, 1995;

                  (iii) Issuer's proxy or information statement relating to meetings of, or actions taken without a meeting by, the stockholders of Issuer since January 28, 1995; and

                  (iv) the Current Reports on Form 8-K and all other reports, statements and schedules filed by Issuer under the Exchange Act since January 28, 1995.

            1.3.5. Preferred Shares. The term "Preferred Shares shall mean the Series D Shares and the Series E Shares.

            1.3.6.  Securities Act.  The term "Securities Act is defined in
      Section 3.2.

            1.3.7. Series D Preferred Stock. The term "Series D Preferred Stock shall mean the Series D Cumulative Convertible Preferred Stock, par value $1 per share, of Issuer containing the terms and provisions set forth in the Certificate of Designation attached hereto as Exhibit A.

            1.3.8. Series E Preferred Stock. The term "Series E Preferred Stock shall mean the Series E Cumulative Convertible Preferred Stock, par value $1 per share, of Issuer containing the terms and provisions set forth in the Certificate of Designation attached hereto as Exhibit B.

            1.3.9. Series D Shares. The term "Series D Shares shall mean 250,000 shares of Series D Preferred Stock.

            1.3.10. Series E Shares. The term "Series E Shares shall mean 1,500,000 shares of Series E Preferred Stock.

2.    issuance of preferred shares.

      2.1. Issuance. Upon the terms, subject to the conditions, and in reliance on the representations, warranties and covenants set forth herein, Issuer agrees to issue and sell to Subscriber, and Subscriber agrees to acquire and accept from Issuer, the Preferred Shares at the Closing as part of the Purchase Price.

      2.2. Time and Place of Closing. The closing of the issuance and sale of the Preferred Shares (the "Closing) shall take place at the same location as, and contemporaneously with, the closing under the Purchase Agreement (the day on which the Closing takes place being referred to herein as the "Closing
Date).

      2.3. Delivery. At the Closing, Issuer will deliver to Subscriber a certificate or certificates evidencing all of the Series D Shares registered in the name of Subscriber and a separate certificate or certificates evidencing all of the Series E Shares registered in the name of Subscriber.

3. Representations and Warranties of Issuer. In order to induce Subscriber to enter into and perform this Agreement and to consummate the transactions contemplated hereby, Issuer represents and warrants to Subscriber as follows:

      3.1.  Corporate Matters, etc.

            3.1.1. Incorporation and Authority of Issuer. Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to enter into this Agreement, to carry out and perform its obligations hereunder, to consummate the transactions contemplated hereby and to carry on its business as currently conducted, except for the failure to have any power and authority (other than corporate power and authority) that has not had and could not reasonably be expected to have a Material Adverse Effect on Issuer. Issuer is duly qualified or licensed to do business as a foreign corporation, and is in good standing as such, in all jurisdictions where the nature of Issuer's activities or its ownership or leasing of property require such qualification, except for such failures to be so qualified as have not had and will not have a Material Adverse Effect on Issuer. Issuer has heretofore furnished to Subscriber a true and complete copy of the Charter and By-laws of Issuer in the form currently in effect and as will be in effect as of the Closing.

            3.1.2. Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by Issuer and is Enforceable against Issuer. When issued in accordance with the terms of this Agreement, the Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable and will be free and clear of any Lien or other right or claim (or any restriction on transfer or voting) and will not be subject to any preemptive or similar rights. Issuer has authorized and reserved for issuance upon conversion or redemption of the Preferred Shares a sufficient number of shares of Common Stock (the "Conversion Shares), and the Conversion Shares will, upon such issuance in accordance with the terms of the Charter of Issuer, be duly authorized, validly issued, fully paid and nonassessable and will be free and clear of any Lien or other right or claim (or any restriction on transfer or voting) and will not be subject to any preemptive or similar rights.

            3.1.3.  Non-Contravention, etc.

            (a) No approval, consent, waiver, authorization or other order of, and no filing, registration, qualification or recording with, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of Issuer or any of its Subsidiaries in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, except for (i) satisfaction of the requirements of the Hart-Scott-Rodino Antitrust Improvements of 1976, as amended (the "HSR Act) and (ii) any item required to be obtained from or made with any Person other than a Governmental Authority the failure to obtain or make which, individually or in the aggregate, have and could reasonably be expected to have neither a Material Adverse Effect on Issuer nor a material adverse effect on the ability of Issuer to consummate the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement nor the consummation of any of the transactions contemplated hereby (including, without limitation, performance by Issuer of its obligations under the other Closing Agreements and its obligations in respect of the Preferred Shares in accordance with their terms) does or will constitute, result in or give rise to (i) a breach or violation or default under any Legal Requirement applicable to Issuer or any of its Subsidiaries (assuming the accuracy of the representations and warranties of Subscriber in Section 4.4), (ii) a breach of or a default under any Charter or By-Laws provision of Issuer or any of its Subsidiaries, (iii) the acceleration of the time for performance of any obligation under any Contractual Obligation of Issuer or any of its Subsidiaries, (iv) the imposition of any Lien upon or the forfeiture of any asset of Issuer or any of its Subsidiaries, (v) a breach of or a default under any Contractual Obligation of Issuer or any of its Subsidiaries, or (vi) termination, right of termination, modification of terms or change in benefits or burdens under any Contractual Obligation of Issuer or any of its Subsidiaries, other than in the case of clauses
      (i), (iii), (iv), (v) and (vi) such as, individually or in the aggregate, have and could reasonably be expected to have neither a Material Adverse Effect on Issuer nor a material adverse effect on the ability of Issuer to consummate the transactions contemplated hereby (including, without limitation, Issuer's ability to perform its obligations under the other Closing Agreements and its obligations in respect of the Preferred Shares in accordance with their terms).

            (b) Neither the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby (including, without limitation, performance by Issuer of its obligations under the other Closing Agreements and its obligations in respect of the Preferred Shares in accordance with their terms), nor the terms of the Preferred Shares, do or will constitute, result in or give rise to a breach or violation of or default under the Series A Agreements (as defined in the Standstill and Registration Rights Agreement) or any provision of the General Corporation Law of the State of Delaware.

            3.1.4. Capitalization. The authorized capital stock of Issuer consists of 150,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $1 per share ("Issuer Preferred Stock), and of such shares of Issuer Preferred Stock 250,000 shares have been designated as Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock), 1,650,000 shares have been designated as Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock), 250,000 shares have been designated as Series D Preferred Stock and 1,500,000 shares have been designated as Series E Preferred Stock. As of September 30, 1995, there were issued and outstanding 72,407,253 shares of Common Stock, 250,000 shares of Series A Stock and 1,650,000 shares of Series C Stock. Other than the issued and outstanding Issuer Preferred Stock and other than equity securities of Issuer issued to directors, officers or employees of Issuer or its Subsidiaries in connection with their service to Issuer or its Subsidiaries ("Employee Securities), as of September 30, 1995, there were no other securities of Issuer outstanding convertible into or exchangeable for capital stock or other voting securities of Issuer or any other outstanding options or rights to acquire capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Issuer. All outstanding shares of capital stock of Issuer have been duly authorized and validly issued and are fully paid and nonassessable. Except as contemplated by this Agreement or as set forth in this Section and except for changes since September 30, 1995 resulting from the grant or exercise of Employee Securities since such date, there are outstanding (a) no shares of capital stock or other voting securities of Issuer, (b) no securities of Issuer convertible into or exchangeable for shares of capital stock or voting securities of Issuer, and (c) no options or other rights to acquire from Issuer, and no obligation of Issuer to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Issuer (the items in clauses (a), (b) and (c) being referred to collectively as the "Issuer Securities). Except as set forth in the Charter of Issuer or in connection with Employee Securities, there are no outstanding obligations of Issuer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Issuer Securities.

      3.2. Litigation, etc. There is no Action against Issuer or any of its Subsidiaries, pending or, to the knowledge of Issuer, threatened, which could reasonably be expected to have a Material Adverse Effect on Issuer. There is no Action pending or, to the knowledge of Issuer, threatened, that seeks recission of, seeks to enjoin the consummation of, or otherwise relates to, this Agreement or any of the transactions contemplated hereby and that could reasonably be expected to have a Material Adverse Effect on Issuer or a material adverse effect on Issuer's ability to consummate the transactions contemplated hereby. No Governmental Order specifically directed at Issuer or any of its Subsidiaries has been issued which has had or could reasonably be expected to have a Material Adverse Effect on Issuer.

      3.3. Disclosure. Issuer has heretofore delivered to Subscriber true and complete copies of each of the Exchange Act Documents and each registration statement of Issuer filed pursuant to the Securities Act of 1933, as amended (the "Securities Act), since January 28, 1995. Each Exchange Act Document, when filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. Each such registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act as of the date such registration statement or amendment thereto became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The consolidated financial statements, and the related notes thereto, included in the Exchange Act Documents were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods specified therein (except for such changes as are noted therein, all of which changes have been concurred in by Coopers) and present fairly in all material respects the financial position of Issuer and its Subsidiaries as of the dates indicated therein and the results of their operations and cash flows for the periods covered thereby, subject in the case of interim financial statements to an absence of footnotes and to normal year-end audit adjustments which will not in the aggregate be material.

      3.4.  Change in Condition. Except for the matters set forth in Schedule
3.4 or in connection with the sale of all of the issued and outstanding capital stock of Hit or Miss, Inc. or as contemplated by this Agreement, the Purchase Agreement or any other Closing Agreement, since July 29, 1995:

            (a) The business of Issuer has been conducted only in the ordinary course of business consistent with past practice;

            (b) Neither Issuer nor any of its Subsidiaries has, except in the ordinary course of business consistent with past practice:

                  (i) incurred or otherwise become liable in respect of any Debt or become liable in respect of any Guarantee, other than Debt or any Guarantee between Issuer and its wholly owned Subsidiaries or between wholly owned Subsidiaries of Issuer;

                  (ii) mortgaged or pledged any Asset or subjected any material Asset to any Lien;

                  (iii) declared or made any Distribution (other than (A) cash dividends on its capital stock in usual amounts, (B) repurchases of outstanding capital stock through Issuer's publicly announced share repurchase program and other repurchases not material in amount and (C) Distributions from any Subsidiary of Issuer to Issuer);

                  (iv) sold, leased to others or otherwise disposed of any of its material Assets except as contemplated by clause (iii) of this
            Section 3.4(b));

                  (v) purchased a material amount of Equity Securities of any Person other than of a direct or indirect wholly owned Subsidiary of Issuer, or a material amount of assets (other than inventory) of any Person or assets constituting a business, or been party to any merger, consolidation or other business combination or entered into any Contractual Obligation relating to any such purchase, merger, consolidation or business combination;

                  (vi) made any loan, advance or capital contribution to or investment in any Person material in amount other than loans, advances or capital contributions to or investments in or to its wholly owned Subsidiaries and other than advances to suppliers in the ordinary course of business;

                  (vii) canceled or compromised any Debt or claim in any material amount other than those between Issuer and a wholly owned Subsidiary or between wholly owned Subsidiaries of Issuer or owed by Issuer or any wholly owned Subsidiary of Issuer;

                  (viii) sold, transferred, licensed or otherwise disposed of any material intellectual or intangible property rights;

                  (ix) waived or released or permitted to lapse any right of material value; or

                  (x)   instituted, settled or agreed to settle any material
            Action;

            (c) Neither Issuer nor any of its Subsidiaries has had any change in its relationships with its employees, agents, customers or suppliers, except as has not and could not reasonably be expected to have a Material Adverse Effect;

            (d) Except for Employee Securities, there has been no amendment of any material provision of any Equity Security of Issuer;

            (e) Neither Issuer nor any of its Affiliates has entered into any Contractual Obligation to do any of the things referred to in clauses (a) through (d) above; and

            (f)    No Material Adverse Effect on Issuer has occurred.

      3.5.  Tax Matters.

            3.5.1. To Issuer's knowledge, (a) all material Tax Returns required to be filed on or before the date hereof by, or with respect to Issuer or any Subsidiary have been duly and timely filed (taking into account extensions); (b) no position is reflected in a Tax Return referred to in (a) for which the applicable limitation period has not expired (and for which a closing agreement has not been entered into) which (x) was not, at the time such Tax Return was filed, supported by substantial authority (as determined for purposes of Section 6662 of the Code, or any predecessor provision, and any comparable provisions of applicable federal, state, or local tax statutes, rules or regulations) and (y) would have a Material Adverse Effect if decided against the taxpayer; (c) Issuer and its Subsidiaries have timely paid, withheld or made provision for all Taxes shown as due and payable on any Tax Return and have timely paid, withheld, or made provision for all material Taxes, whether or not shown on any Tax Return; (d) no Liens for Taxes upon the assets of Issuer or any Subsidiary exist; (e) no claim has ever been made by an authority in a jurisdiction where any of Issuer and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

            3.5.2. Issuer and each of its Subsidiaries is a member of the affiliated group, within the meaning of Section 1504(a) of the Code, of which Issuer is the common parent (the "Affiliated Group), and such Affiliated Group files a consolidated federal Income Tax Return.
      Neither Issuer nor any of its Subsidiaries has at any time been a member of an affiliated group filing a consolidated federal Income Tax Return other than a group, the common parent of which is Issuer. To Issuer's knowledge, all Income Taxes shown on any Tax Return of the Affiliated Group have been paid for each taxable period during which any of Issuer and its Subsidiaries was a member of the Affiliated Group.

            3.5.3. To Issuer's knowledge, each of Issuer and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, foreign person, or other third party.

            3.5.4. Other than the proposed assessment made by the IRS regarding the receipt of construction allowances, there is no dispute or claim concerning any material Tax liability of any of Issuer and its Subsidiaries either (A) claimed or raised by any taxing authority in writing or (B) as to which Issuer has knowledge based upon personal contact with any agent of such taxing authority.

4. Representations and Warranties of Subscriber. In order to induce Issuer to enter into and perform this Agreement and to consummate the transactions contemplated hereby, Subscriber represents and warrants to Issuer as follows (and, as provided in Section 4.4, agrees with Issuer):

      4.1. Corporate Matters. Subscriber is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to enter into this Agreement, to carry out and perform its obligations hereunder and to consummate the transactions contemplated hereby.

      4.2. Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by Subscriber and is Enforceable against Subscriber.

      4.3. Non-Contravention, etc. No approval, consent, waiver, authorization or other order of, and no filing, registration, qualification or recording with, any Governmental Authority or any other Person (other than any party to any Lease-In other than the Company or any Subsidiary) is required to be obtained or made by or on behalf of Subscriber or the Company or any of its Subsidiaries in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, except for (i) satisfaction of the requirements of the HSR Act, (ii) items listed on
Schedule 4.1.4 to the Purchase Agreement, which shall have been obtained or made and shall be in full force and effect at the Closing (subject to the materiality exception set forth at the end of the next sentence) and (iii) any other of the foregoing items required to be obtained from or made with any Person other than any Governmental Authority the failure to obtain or make which, individually or in the aggregate, have and could reasonably be expected to have neither a Material Adverse Effect nor a material adverse effect on the ability of Subscriber to consummate the transactions contemplated hereby. Except as set forth on Schedule 4.1.4 to the Purchase Agreement, neither the execution, delivery and performance of this Agreement nor the consummation of any of the transactions contemplated hereby (including, without limitation, the execution, delivery and performance of the other Closing Agreements) does or will constitute, result in or give rise to (i) a breach or violation or default under any Legal Requirement applicable to Subscriber, the Company or any of its Subsidiaries, (ii) a breach of or a default under any Charter or By-Laws provision of Subscriber, the Company or any of its Subsidiaries, (iii) the acceleration of the time for performance of any obligation under any Contractual Obligation (other than any Lease-In) of Subscriber, the Company or any of its Subsidiaries, (iv) the imposition of any Lien upon or the forfeiture of any Asset, other than any Asset held under any Lease-In, (v) a breach of or a default under any Contractual Obligation (other than any Lease-In) of Subscriber, the Company or any of its Subsidiaries, or (vi) right to any severance payments other than by operation of law (including without limitation if such payments become due only if employment is terminated following the Closing), termination, right of termination, modification of terms or change in benefits or burdens under any Contractual Obligation (other than any Lease-In), other than in the case of clauses (i) through (vi) such as, individually or in the aggregate, have and could reasonably be expected to have neither a Material Adverse Effect nor a material adverse effect on the ability of Subscriber to consummate the transactions contemplated hereby.

      4.4.  Investment Intent.

            (a) Subscriber is acquiring the Preferred Shares hereunder for its own account, for investment, and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act (as hereafter defined).

            (b) Subscriber understands and agrees that the Preferred Shares and, if any are issued, the Conversion Shares will not be registered or qualified under the Securities Act or state "blue-sky or other securities laws and therefore cannot be resold unless they are registered under the Securities Act and applicable state laws or unless an exemption from such registration requirement is available.

            (c) Subscriber is able to bear the economic risk of holding the Preferred Shares and, if any are issued, the Conversion Shares for an indefinite period of time and is experienced and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring the Preferred Shares, and, if any are issued, the Conversion Shares. Subscriber acknowledges that the Preferred Shares and, if any are issued, the Conversion Shares will bear a legend to the effect that transfers are restricted unless (i) the transfer is exempt from the registration requirements under the Securities Act and Issuer receives an opinion of counsel reasonably satisfactory to Issuer to that effect or (ii) the transfer is made pursuant to an effective registration statement under the Securities Act.

            (d) Subscriber understands that Issuer is under no obligation to effect a registration of the Preferred Shares or, if any are issued, the Conversion Shares under the Securities Act, except to the extent set forth in the Standstill and Registration Rights Agreement.

            (e) Subscriber is an Accredited Investor within the definition set forth in Rule 501(a) of the Securities Act.

            (f) Nothing in this Section 4.4 shall limit or qualify the representations, warranties, covenants or agreements made by Issuer herein or in the Purchase Agreement or any other Closing Agreement or in any certificate or document delivered pursuant hereto or thereto.
      Issuer acknowledges and agrees that the purpose of this Section 4.4 is solely to ensure that the sale of the Preferred Shares pursuant hereto complies with the distribution restrictions of the Securities Act and the distribution restrictions of other applicable securities laws.

      4.5. Litigation. There is no Action against the Company or any Subsidiary, pending or, to the knowledge of Subscriber, threatened, which could reasonably be expected to have a Material Adverse Effect, except for such of the foregoing as are described in Schedule 4.17 to the Purchase Agreement. Except as set forth on Schedule 4.17 to the Purchase Agreement, there is no Action pending or, to the knowledge of Subscriber, threatened with respect to which Subscriber or any of its Affiliates, on the one hand, and the Company or any of its Subsidiaries, on the other hand, are or would be parties. There is no Action pending or, to the knowledge of Subscriber, threatened, that seeks rescission of, seeks to enjoin the consummation of, or otherwise relates to, this Agreement or any of the transactions contemplated hereby and that could reasonably be expected to have a Material Adverse Effect or a material adverse effect on Subscriber's ability to consummate the transactions contemplated hereby. No Governmental Order specifically directed at the Company or any of its Subsidiaries has been issued which has had or could reasonably be expected to have a Material Adverse Effect.

5. Access to Premises and Information. Prior to the Closing, Issuer will permit Subscriber and its representatives to have access to its premises and documents, books and records and to make copies during normal business hours (or to have copies made and delivered to Subscriber) of such financial and operating data and other information with respect to Issuer and its Subsidiaries as Subscriber or any of its representatives shall reasonably request; provided, however, that Subscriber and its representatives shall not have any such access to, or right to copies of, any competitively sensitive information of Issuer or any of its Affiliates. In addition, Issuer shall cause its management (including senior officers) to be available to Subscriber at such times, and from time to time, as Subscriber may reasonably request in connection with the transactions contemplated hereby and to discuss the business and affairs of Issuer and its Subsidiaries; provided, however, that Subscriber shall not be entitled to receive as a result of such availability any competitively sensitive information of Issuer or any of its Affiliates.
In addition, so long as the Standstill and Registration Rights Agreement remains in effect, Issuer will deliver to Subscriber copies of all of Issuer's filings with the Commission pursuant to the Exchange Act or the Securities Act no later than five Business Days following the date on which the same are filed with the Commission.

6. Conditions to the Obligation to Close of Issuer. The obligation of Issuer at the Closing to issue and sell the Preferred Shares is subject to the satisfaction, at or prior to the Closing, of all the following conditions, compliance with which, or the occurrence of which, may be waived prior to the Closing in writing by Issuer in its sole discretion:

      6.1.  Representations, Warranties and Covenants.

            6.1.1. Continued Accuracy of Representations and Warranties. All representations and warranties of Subscriber contained in this Agreement that include qualifications as to materiality or Material Adverse Effect shall be true and correct as of the Closing and all other representations and warranties of Subscriber contained in this Agreement shall be true and correct in all material respects as of the Closing, in each case with the same force and effect as if such representations and warranties were made at and as of the Closing.

            6.1.2. Performance of Agreements. Subscriber shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed or satisfied by it at or prior to the Closing.

            6.1.3. Closing Certificate. At the Closing, Subscriber shall furnish to Issuer an unqualified certificate, signed by the President or Chief Financial Officer of Subscriber, dated the Closing Date, to the effect that the conditions specified in Sections 6.1.1 and 6.1.2 hereof have been satisfied.

      6.2. Conditions under Purchase Agreement. All conditions to the closing under the Purchase Agreement set forth in Section 7 thereof shall have been satisfied or waived in accordance with the provisions of said Section 7.

      6.3. Other Agreements. At or prior to the Closing, Subscriber shall have entered into the Standstill and Registration Rights Agreement, such agreement being in substantially the form thereof attached as an exhibit to the Purchase Agreement without change other than such changes as may be reasonably satisfactory to Issuer.

7. Conditions to the Obligation to Close of subscriber. The obligations of Subscriber at the Closing to acquire and accept the Preferred Shares is subject to the satisfaction, at or prior to the Closing, of all of the following conditions, compliance with which, or the occurrence of which, may be waived prior to the Closing in writing by Subscriber in its sole discretion:

      7.1.  Representations, Warranties and Covenants.

            7.1.1. Continued Accuracy of Representations and Warranties. All representations and warranties of Issuer contained in this Agreement that include qualifications as to materiality or Material Adverse Effect shall be true and correct as of the Closing and all other representations and warranties of Issuer contained in this Agreement shall be true and correct in all material respects as of the Closing, in each case with the same force and effect as if such representations and warranties were made at and as of the Closing.

            7.1.2. Performance of Agreements. Issuer shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed or satisfied by Issuer at or prior to the Closing.

            7.1.3. Officer's Certificate. At the Closing, Issuer shall furnish to Subscriber an unqualified certificate signed by the President or Senior Vice President - Finance and Chief Financial Officer of Issuer dated the Closing Date, to the effect that the conditions specified in Sections 7.1.1 and 7.1.2 hereof have been satisfied.

      7.2. Conditions under Purchase Agreement. All conditions to the closing under the Purchase Agreement set forth in Section 8 thereof shall have been satisfied or waived in accordance with the provisions of said Section 8.

      7.3. Other Agreements. At or prior to the Closing, Issuer shall have entered into the Standstill Agreement and Registration Rights Agreement, such agreement being in substantially the form thereof attached as an exhibit to the Purchase Agreement without change other than such changes as may be reasonably satisfactory to Subscriber.

      7.4. Opinion of Counsel. Issuer shall have furnished Subscriber with favorable opinions of Ropes & Gray and Jay Meltzer, Senior Vice President, General Counsel and Secretary of Issuer, each dated the Closing Date in substantially the forms of Exhibits D-1 and D-2 to the Purchase Agreement.

8.    Miscellaneous.

      8.1. Entire Agreement; Waivers. This Agreement, the other Closing Agreements, the Confidentiality Agreement and the Purchase Agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless in writing and executed (i) in the case of a waiver by Issuer, by Issuer and (ii) in the case of a waiver by Subscriber, by Subscriber.

      8.2. Amendment or Modification. The parties hereto may not amend or modify this Agreement except in such manner as may be agreed upon by a written instrument executed by Issuer and Subscriber.

      8.3. Survival. All representations, warranties, covenants and agreements made by or on behalf of any party hereto in this Agreement or pursuant to any document, certificate or other instrument referred to herein or delivered in connection with the transactions contemplated hereby shall survive for the General Survival Period as specified in Section 10 of the Purchase Agreement except for the representations and warranties in Sections
3.1.2 and 3.1.3(b) (but only insofar as Section 3.1.3(b) relates to the General Corporation Law of the State of Delaware).

      8.4. Knowledge. Whenever reference is made in this Agreement to the knowledge of any Person with respect to any matter, it is understood that such knowledge extends only to the officers of such Person (and in the case of Subscriber, the officers of the Company or any of its Subsidiaries) having responsibility for the areas of such Person's (and in the case of Subscriber, also the Company's or any of its Subsidiaries') business covering such matter, which officers have made an inquiry that is reasonably appropriate to determine the accuracy of the statement in question.

      8.5. Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and permitted assigns
(each of which such transferees, successors and assigns shall be deemed to be a party hereto for all purposes hereof); provided, however, that (i) neither Issuer nor Subscriber may assign or transfer (by operation of law or otherwise) any of its rights or obligations hereunder without the prior written consent of the other and (iii) no transfer or assignment by any party shall relieve such party of any of its obligations hereunder.

      8.6. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing (including telecopy or similar teletransmission), addressed as follows:

        If to Subscriber to it at:Melville Corporation
                                One Theall Road
                                Rye, New York  10580

                                Telecopier: 914-925-4052Attention:  Chief
Executive Officer, Chief Financial
                                              Officer and General Counsel

             With a copy to:    Davis Polk & Wardwell
                                450 Lexington Avenue
                                New York, New York  10017
                                Telecopier:  212-450-5744
                                Attention:  Dennis S. Hersch

        If to Issuer to it at:  The TJX Companies, Inc.
                                770 Cochituate Road
                                Framingham, MA  01701
                                Telecopier:  508-390-2457
                                Attn:  President and General Counsel

             With a copy to:    Ropes & Gray
                                One International Place
                                Boston, MA  02110
                                Telecopier:  617-951-7050
                                Attention:   Arthur G. Siler, Esq.

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) in the case of any notice or communication sent other than by mail, on the date actually delivered to such address (evidenced, in the case of delivery by overnight courier, by confirmation of delivery from the overnight courier service making such delivery, and in the case of a telecopy, by receipt of a transmission confirmation form or the addressee's confirmation of receipt), or (b) in the case of any notice or communication sent by mail, three Business Days after being sent, if sent by registered or certified mail, with first-class postage prepaid. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

      8.7. Headings, etc. Section and subsection headings are not to be considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof.

      8.8. Third-Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to entitle any Person other than the parties or their respective permitted transferees, successors and assigns hereby to any claim, cause of action, remedy or right of any kind.

      8.9. Preparation for Closing. Each party will use its reasonable best efforts to bring about the fulfillment of each of the conditions precedent to the obligations of the other parties hereto set forth in this Agreement.

      8.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

      8.11. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive law of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

      8.12. Termination. This Agreement may be terminated by Issuer and Subscriber by mutual written consent at any time prior to the Closing, and this Agreement shall automatically terminate immediately upon the termination of the Purchase Agreement in accordance with its terms.

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Preferred Stock Subscription Agreement to be executed, as of the date first above written by their respective officers thereunto duly authorized.

        SUBSCRIBER:                 MELVILLE CORPORATION

                                    By____________________________
                                      Name:
                                      Title:



        ISSUER:                     THE TJX COMPANIES, INC.


                                    By____________________________
                                      Name:
                                      Title: